                                                                     Exhibit 3.7


                        CERTIFICATION OF INCORPORATION

                                      OF

                               TRANSERVICE, INC.


     1.  The name of the corporation is:

                               TRANSERVICE, INC.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) all of such shares shall be without par value.

     5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

     6.  The name and mailing address of the incorporator is:

                                 J. L. Austin
                                 Corporation Trust Center
                                 1209 Orange Street
                                 Wilmington, Delaware 19801

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein state are true, and accordingly have hereunto set my hand this 10th day of November, 1992.

                                 /s/ J. L. Austin
                                 -----------------------------
                                     J. L. Austin

                           JOINT WRITTEN CONSENT OF
                      THE DIRECTORS AND SOLE SHAREHOLDER
                             OF TRANSERVICE, INC.


     The undersigned, being all the directors and the sole shareholder of Transervice, Inc., a Delaware corporation (the "Corporation"), acting pursuant to Sections 141(f), 228 and 242 of the Delaware General Corporation Law adopt the following resolutions by written consent in lieu of holding a special meeting:

     RESOLVED, that the Corporation's Certificate of Incorporation shall be amended by adding the following as Section 7 thereof:


          "7. No director of the corporation shall be personally liable to the corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Section 7 shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of Title 8 of the Delaware Code, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section 7 shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal."

     RESOLVED, that the By-Laws of the Corporation are hereby amended and restated to the form of By-Laws set forth on attached and incorporated Exhibit A to this Consent, and the Secretary is hereby directed to place such By-Laws in the Corporation's minute book.

     This Consent shall be placed in the Corporation's minute book.

     Dated as of February 2, 1996.

                           ELGIN NATIONAL INDUSTRIES, INC.,
                           being the sole shareholder


                           By:  /s/ Wayne J. Conner
                                --------------------------
                                Wayne J. Conner,
                                Vice President

                                /s/ Fred C. Schulte
                                --------------------------
                                Fred C. Schulte

                                /s/ Charles D. Hall
                                --------------------------
                                Charles D. Hall

                                /s/ Wayne J. Conner
                                --------------------------
                                Wayne J. Conner


                                Being all the directors of
                                the Corporation


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